As filed with the Securities and Exchange Commission on April 19, 2010
Registration Statement No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HYPERDYNAMICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	87-0400335
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

 12012 Wickchester Lane, Suite 475
Houston, TX 77079
(713) 353-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ray Leonard, President and Chief Executive Officer
Hyperdynamics Corporation
12012 Wickchester Lane, Suite 475
Houston, TX 77079
(713) 353-9400

 with copies to:
Robert M. Bearman, Esq.
Patton Boggs LLP
1801 California Street, Suite 4900
Denver, Colorado 80202
(303) 830-1776

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration Statement No. 333-148287)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered		Proposed maximum offering price per unit (3)		Proposed maximum aggregate offering price		Amount of Registration Fee

Common Stock		(2)		(2)		(2)		(2)
Preferred Stock		(2)		(2)		(2)		(2)
Debt Securities		(2)		(2)		(2)		(2)
Warrants		(2)		(2)		(2)		(2)
Total:	$2,600,000	(3)(4)			$2,600,000	(3)(4)	$185.38	(5)

(1)
An indeterminate aggregate principal amount or number of securities is being registered that may be offered or sold hereunder from time to time.  Common stock, preferred stock and debt securities may be issued upon the exercise of warrants and may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder.  Securities being registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Not specified as to each class of securities being registered pursuant to General Instruction II.D. to Form S-3 and Rule 457(o) under the Securities Act of 1933 (“Securities Act”).
(3)
Represents only the additional amount of securities being registered.  Does not include the securities with a proposed maximum aggregate offering price of $50,000,000 previously registered by the registrant on Registration Statement on Form S-3 (File No. 333-148287), as amended, which was declared effective by the Securities and Exchange Commission on February 12, 2008. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.   The maximum aggregate public offering price of the Common Stock, Preferred Stock, Debt Securities and Warrants registered hereby will not exceed $2,600,000.

(4)
In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the $13,000,000 of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-148287), as amended, is hereby registered.

(5)
Calculated pursuant to Rule 457(o) under the Securities Act.  Exclusive of accrued interest, if any, on the debt securities.  Represents the registration fee only for the additional number of securities being registered.  The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-148287), as amended, for which a fee of $1,535 was paid.

This registration statement shall become effective upon filing with the Securities and Exchange
Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

Hyperdynamics Corporation (the “Company”) is filing this Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933 (the “Securities Act”).  This Registration Statement relates to the registration of an aggregate amount of $50,000,000 of securities by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-148287), as amended (the “Previous Registration Statement”), declared effective by the Commission on February 12, 2008.  This Registration Statement is being filed solely to register an additional aggregate amount of $2,600,000 of securities of the Company pursuant to Rule 462(b).  This amount is 20% of the approximately remaining $13 million of securities available for issuance under the Previous Registration Statement.

Pursuant to Instruction IV.A to Form S-3, the Company hereby incorporates by reference into this Registration Statement the contents of the Previous Registration Statement, as amended, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.  The Previous Registration Statement continues and remains effective as to those securities registered thereunder.  The required opinions and consents are listed on the exhibit index hereto and filed herewith.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.   EXHIBITS.

Exhibit No.	Description
5.1	Opinion and Consent of Patton Boggs LLP

23.1	Consent of GBH CPAs, P.C.

23.2	Consent of MaloneBailey, LLP

23.3	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page of the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 19th day of April 2010.

HYPERDYNAMICS CORPORATION

By:	/s/ Ray Leonard
Ray Leonard
President and Chief Executive Officer

Each person whose signature appears below appoints Ray Leonard, individually, as true and lawful attorney-in-fact and agent, with full power of substitution to sign any amendments (including post-effective amendments) to this Registration Statement and to each registration statement amended hereby, and to file the same, with all exhibits and other related documents, with the Commission, with full power and authority to perform any necessary or appropriate act in connection with the amendment(s).

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ray Leonard	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 19, 2010
Ray Leonard

/s/ Robert A. Solberg	Non-Executive Chairman and Director	April 19, 2010
Robert A. Solberg

/s/ Herman Cohen	Director	April 19, 2010
Herman Cohen

/s/ Roger Friedberger	Director	April 19, 2010
Roger Friedberger

/s/ David A. L. Owen	Director	April 19, 2010
David A. L. Owen

/s/ Fred S. Zeidman	Director	April 19, 2010
Fred S. Zeidman

/s/ Jason Davis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 19, 2010
Jason Davis

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-3

Exhibit No.	Description
5.1	Opinion and Consent of Patton Boggs LLP

23.1	Consent of GBH CPAs, P.C.

23.2	Consent of MaloneBailey, LLP

23.3	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page of the Registration Statement)